China Housing & Land Development Announces Change in Board of Directors

XI'AN, China, Oct. 13, 2011 /PRNewswire-Asia-FirstCall/ -- China Housing & Land Development, Inc., ("China Housing" or the "Company," NASDAQ: CHLN) today announced that it has appointed Mr. Yusheng Lin as an Independent Director of the Company, effective October 13, 2011. Mr. Lin replaces Mr. Michael Marks, who, for personal reasons, has resigned his position as an Independent Director of the Company's Board of Directors (the "Board"), effective immediately.

Mr. Yusheng Lin is the Deputy General Manager of SZ Kingworld ("SZK") and Executive Director of Kingworld Medicines Group Ltd. (stock code: 01110HK) ("KMG"). He has been the deputy general manager of SZK since June 2006. He is primarily responsible for the capital management and the operations of KMG. He has approximately 10 years of experience in the pharmaceutical industry. From 1999 to 2004, he worked at Xi'an Lijun Pharmaceutical Company Limited ("XLPC"), which is principally engaged in the manufacture and sale of pharmaceutical products in the PRC. XLPC is a wholly owned subsidiary of Lijun International Pharmaceutical (Holding) Company Limited (stock code: 2005HK) ("XLPC Parent"), a company listed on the Hong Kong Stock Exchange which, together with its subsidiaries, is engaged in the research, development, manufacture and sale of finished medicines and bulk pharmaceutical products to hospitals and distributors. Mr. Lin held the position of vice president of XLPC Parent from 2004 to 2006. From 2005 to 2006, he also held the position of chairman of Lijun Fang Yuan Pharmaceutical Company. Mr. Lin obtained his Bachelor's Degree in Philosophy from Yanan University in 1989 and his MBA from Hong Kong Polytechnic University in 2006.

Mr. Pingji Lu, China Housing's Chairman of the Board commented, "We are delighted to welcome such a highly knowledgeable and experienced Independent Director as Mr. Lin. We believe he will be a strong addition to the Board with his strong background in business operations and capital management. We look forward to working with him in a role that serves in the best interests of our shareholders."

"We want to extend our appreciation to Mr. Marks for his valuable contributions to the Company over the years. He brought to the Board valuable input and insight in the areas of accounting and corporate governance. We wish him the best in his new endeavors," concluded Mr. Lu.

About China Housing & Land Development, Inc.

Based in Xi'an, the capital city of China's Shaanxi province, China Housing & Land Development, Inc., is a leading developer of residential and commercial properties in northwest China. China Housing has been engaged in land acquisition, development, and management, including the sales of residential and commercial real estate properties through its wholly-owned subsidiary in China, since 1992.

China Housing & Land Development is the first and only Chinese real estate development company traded on NASDAQ. The Company's news releases, project information, photographs, and more are available on the internet at www.chldinc.com.

Safe Harbor Statement

This news release may contain forward-looking information about China Housing & Land Development, Inc. which is covered under the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as believe, expect, may, will, should, project, plan, seek, intend, or anticipate or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and China Housing & Land Development's future performance, operations, and products.

Such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Actual performance results may vary significantly from expectations and projections. Further information regarding this and other risk factors are contained in China Housing's public filings with the U.S. Securities and Exchange Commission. All information provided in this news release and in any attachments are as of the date of the release, and the companies do not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

China Housing contacts

Mr. Cangsang Huang
Chief Financial Officer
+86 29 8258 2648 in Xi'an
chuang@chldinc.com

Ms. Jing Lu
Chief Operating Officer, Board Secretary, and Investor Relations Officer
+86 29.8258.2639 in Xi'an
jinglu@chldinc.com

Mr. Shuai Luo
Investor Relations
+86 29.8258.2632 in Xi'an
laurentluo@chldinc.com

Mr. Bill Zima, ICR
+1 203.682.8233 in United States
William.Zima@icrinc.com